Exhibit 99.1 NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 21, 2020 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com. TDS intends to file its Form 10-K on February 25, 2020.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2019 results
Provides 2020 guidance

CHICAGO (February 20, 2020) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,336 million for the fourth quarter of 2019, versus $1,332 million for the same period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $12 million and $0.10, respectively, for the fourth quarter of 2019 compared to $16 million and $0.14, respectively, in the same period one year ago. TDS reported Adjusted EBITDA of $293 million for the fourth quarter of 2019 compared to $288 million in the same period one year ago.
TDS reported total operating revenues of $5,176 million and $5,109 million for the years ended 2019 and 2018, respectively. Net income attributable to TDS shareholders and related diluted earnings per share were $121 million and $1.03, respectively, for the year ended 2019 compared to $135 million and $1.17, respectively, for the year ended 2018. TDS reported Adjusted EBITDA of $1,319 million in 2019 compared to $1,267 million in 2018.
"I am pleased with the progress the TDS Family of Companies made in 2019 toward our long-term strategic goals," said LeRoy T. Carlson, Jr., TDS President and CEO. "U.S. Cellular executed on a number of important initiatives in 2019 and increased revenues and Adjusted EBITDA, putting it in a strong position to support multi-year investments in network modernization and 5G launches. TDS Telecom saw continued success with both fiber expansion and broadband penetration, resulting in increased broadband connections and revenues.
"U.S. Cellular customers continued to migrate to unlimited data service plans, shifted to smartphones and adopted device protection plans which combined, boosted average revenue per user. U.S. Cellular also generated strong growth in roaming revenue, while at the same time driving down roaming expense through favorable agreements with major carriers. U.S. Cellular will continue to invest heavily to improve the customer experience. This year, U.S. Cellular will deploy 5G commercially in two markets and continue its VoLTE deployment. Additionally, it has recently launched commercial service in Sioux City, Iowa and Northern Wisconsin.
"In 2019, TDS Telecom continued to expand their fiber footprint both inside and outside of their traditional markets. In the wireline segment, increases in video and broadband connections, coupled with demand for higher broadband speeds, drove increases in average residential revenue per connection. Cable connections also grew rapidly driven by strong increases in broadband connections and the acquisition of Continuum in North Carolina. TDS Telecom plans more fiber expansion while evaluating additional out-of-territory fiber opportunities and cable acquisitions in attractive markets."

2020 Estimated Results

TDS’ current estimates of full-year 2020 results for U.S. Cellular and TDS Telecom are shown below. Such estimates represent management’s view as of February 20, 2020 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2020 Estimated Results and Actual Results for the Year Ended December 31, 2019

U.S. Cellular	Estimate	Actual
(Dollars in millions)
Service revenues	$3,000-$3,100	$3,035
Adjusted OIBDA[1]	$775-$900	$832
Adjusted EBITDA[1]	$950-$1,075	$1,015
Capital expenditures	$850-$950	$710

TDS Telecom	Estimate	Actual
(Dollars in millions)
Total operating revenues	$950-$1,000	$930
Adjusted OIBDA[1]	$280-$310	$300
Adjusted EBITDA[1]	$290-$320	$313
Capital expenditures	$300-$350	$316

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results and actual results for the year ended December 31, 2019. In providing 2020 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	U.S. Cellular		TDS Telecom
	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Net income (GAAP)	N/A	$133	N/A	$92
Add back:
Income tax expense	N/A	52	N/A	30
Income before income taxes (GAAP)	$130-$255	$185	$80-$110	$122
Add back:
Interest expense	110	110	—	(3)
Depreciation, amortization and accretion expense	690	702	210	200
EBITDA (Non-GAAP)[1]	$930-$1,055	$997	$290-$320	$320
Add back or deduct:
(Gain) loss on asset disposals, net	20	19	—	(7)
(Gain) loss on sale of business and other exit costs, net	—	(1)	—	—
Adjusted EBITDA (Non-GAAP)[1]	$950-$1,075	$1,015	$290-$320	$313
Deduct:
Equity in earnings of unconsolidated entities	160	166	—	—
Interest and dividend income	15	17	10	12
Adjusted OIBDA (Non-GAAP)[1]	$775-$900	$832	$280-$310	$300
Numbers may not foot due to rounding.

[1]
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2019, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on February 21, 2020 at 9:00 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/33161
•Access the call by phone at 877-273-7192 (US/Canada), conference ID: 2677654.
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,400 people as of December 31, 2019.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
312-592-5379
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
U.S. Cellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Retail Connections
Postpaid
Total at end of period	4,383,000	4,395,000	4,414,000	4,440,000	4,472,000
Gross additions	170,000	163,000	137,000	137,000	179,000
Feature phones	2,000	3,000	5,000	4,000	4,000
Smartphones	128,000	121,000	97,000	98,000	132,000
Connected devices	40,000	39,000	35,000	35,000	43,000
Net additions (losses)	(12,000)	(19,000)	(26,000)	(32,000)	6,000
Feature phones	(11,000)	(11,000)	(10,000)	(13,000)	(11,000)
Smartphones	13,000	9,000	(1,000)	(1,000)	31,000
Connected devices	(14,000)	(17,000)	(15,000)	(18,000)	(14,000)
ARPU[1]	$46.57	$46.16	$45.90	$45.44	$45.58
ARPA[2]	$120.99	$119.87	$119.46	$118.84	$119.60
Churn rate[3]	1.38%	1.38%	1.23%	1.26%	1.29%
Handsets	1.11%	1.09%	0.97%	0.99%	1.00%
Connected devices	3.44%	3.44%	3.01%	3.08%	3.20%
Prepaid
Total at end of period	506,000	510,000	500,000	503,000	516,000
Gross additions	63,000	70,000	61,000	61,000	66,000
Net additions (losses)	(3,000)	9,000	(2,000)	(13,000)	(12,000)
ARPU[1]	$34.11	$34.35	$34.43	$33.44	$32.80
Churn rate[3]	4.40%	4.03%	4.20%	4.92%	4.98%
Total connections at end of period[4]	4,941,000	4,957,000	4,967,000	4,995,000	5,041,000
Market penetration at end of period
Consolidated operating population	30,740,000	31,310,000	31,310,000	31,310,000	31,469,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$243	$170	$195	$102	$242
Total cell sites in service	6,578	6,554	6,535	6,506	6,531
Owned towers	4,166	4,123	4,116	4,106	4,129
Due to rounding, the sum of quarterly results may not equal the total for the year.

[1]
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

[2]	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

[3]	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

[4]	Includes reseller and other connections.

[5]	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
TDS Telecom
Wireline
Residential connections
Voice[1]	262,100	266,100	269,000	271,100	274,100
Broadband[2]	241,300	242,200	240,200	236,100	235,400
Video[3]	58,500	57,300	56,200	54,300	54,000
Wireline residential connections	561,900	565,600	565,500	561,500	563,500

Total residential revenue per connection[4]	$49.11	$49.02	$47.88	$48.16	$47.39

Commercial connections
Voice[1]	117,800	121,200	124,200	127,300	130,500
Broadband[2]	20,400	20,600	20,600	20,400	20,600
managedIP[5]	121,200	124,500	128,300	132,000	134,000
Video[3]	100	400	400	400	400
Wireline commercial connections	259,600	266,600	273,500	280,100	285,400

Total Wireline connections	821,500	832,300	839,000	841,500	848,900

Cable
Cable residential and commercial connections
Broadband[6]	193,500	174,900	172,600	171,100	167,400
Video[7]	106,600	98,000	100,300	101,400	102,900
Voice[8]	69,500	63,900	64,800	65,400	65,200
managedIP[5]	1,300	1,200	1,100	1,100	1,000
Total Cable connections	370,900	338,000	338,900	339,000	336,500
Numbers may not foot due to rounding.

[1]	The individual circuits connecting a customer to Wireline’s central office facilities that provide voice services.

[2]	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

[3]	The number of Wireline customers provided video services.

[4]
Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

[5]	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

[6]	Billable number of lines into a building for high-speed data services.

[7]
Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

[8]	Billable number of lines into a building for voice services.
TDS Telecom
Capital Expenditures (Unaudited)

Quarter Ended	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
(Dollars in millions)
Wireline	$98	$61	$55	$29	$73
Cable	26	20	15	13	19
Total TDS Telecom	$124	$81	$70	$42	$91
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$1,052	$1,051	–	$4,022	$3,967	1%
TDS Telecom	235	232	1%	930	927	–
All Other[1]	49	49	1%	224	215	4%
	1,336	1,332	–	5,176	5,109	1%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	871	881	(1)%	3,190	3,177	–
Depreciation, amortization and accretion	178	162	10%	702	640	10%
(Gain) loss on asset disposals, net	6	5	18%	19	10	80%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	(1)	—	N/M
(Gain) loss on license sales and exchanges, net	—	—	N/M	—	(18)	98%
	1,055	1,048	1%	3,910	3,809	3%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	162	159	2%	629	624	1%
Depreciation, amortization and accretion	51	52	(2)%	200	212	(5)%
(Gain) loss on asset disposals, net	—	—	77%	(7)	(2)	N/M
	213	211	1%	823	834	(1)%
All Other[1]
Expenses excluding depreciation and amortization	53	53	–	235	229	2%
Depreciation and amortization	7	8	(8)%	30	31	(5)%
(Gain) loss on asset disposals, net	—	—	N/M	—	1	N/M
	60	60	(1)%	264	261	1%
Total operating expenses	1,328	1,319	1%	4,997	4,904	2%
Operating income (loss)
U.S. Cellular	(3)	3	N/M	112	158	(29)%
TDS Telecom	21	22	(3)%	107	93	15%
All Other[1]	(11)	(12)	10%	(40)	(46)	12%
	8	13	(41)%	179	205	(13)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	39	39	(2)%	168	160	5%
Interest and dividend income	5	8	(39)%	29	26	15%
Interest expense	(37)	(43)	15%	(165)	(172)	4%
Other, net	(1)	1	(71)%	—	2	N/M
Total investment and other income (expense)	6	5	38%	32	16	92%
Income before income taxes	14	18	(19)%	211	221	(5)%
Income tax expense (benefit)	(1)	(2)	75%	64	46	37%
Net income	15	20	(25)%	147	175	(16)%
Less: Net income attributable to noncontrolling interests, net of tax	3	4	(17)%	26	40	(36)%
Net income attributable to TDS shareholders	$12	$16	(27)%	$121	$135	(10)%

Basic weighted average shares outstanding	115	113	1%	114	112	2%
Basic earnings per share attributable to TDS shareholders	$0.10	$0.14	(28)%	$1.06	$1.20	(11)%

Diluted weighted average shares outstanding	116	115	–	116	114	2%
Diluted earnings per share attributable to TDS shareholders	$0.10	$0.14	(28)%	$1.03	$1.17	(12)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

[1]	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2019	2018
(Dollars in millions)
Cash flows from operating activities
Net income	$147	$175
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	932	883
Bad debts expense	112	101
Stock-based compensation expense	59	54
Deferred income taxes, net	34	33
Equity in earnings of unconsolidated entities	(168)	(160)
Distributions from unconsolidated entities	162	153
(Gain) loss on asset disposals, net	12	9
(Gain) loss on sale of business and other exit costs, net	(1)	—
(Gain) loss on license sales and exchanges, net	—	(18)
Other operating activities	4	4
Changes in assets and liabilities from operations
Accounts receivable	(49)	(39)
Equipment installment plans receivable	(97)	(149)
Inventory	(19)	(5)
Accounts payable	(60)	2
Customer deposits and deferred revenues	(9)	8
Accrued taxes	(17)	(29)
Other assets and liabilities	(26)	(5)
Net cash provided by operating activities	1,016	1,017

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(957)	(776)
Cash paid for acquisitions and licenses	(346)	(16)
Cash received from investments	29	100
Cash paid for investments	(11)	(17)
Cash received from divestitures and exchanges	41	29
Other investing activities	(5)	—
Net cash used in investing activities	(1,249)	(680)

Cash flows from financing activities
Repayment of long-term debt	(118)	(20)
TDS Common Shares reissued for benefit plans, net of tax payments	(6)	42
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	(9)	18
Repurchase of U.S. Cellular Common Shares	(21)	—
Dividends paid to TDS shareholders	(75)	(72)
Distributions to noncontrolling interests	(4)	(6)
Other financing activities	13	6
Net cash used in financing activities	(220)	(32)

Net increase (decrease) in cash, cash equivalents and restricted cash	(453)	305

Cash, cash equivalents and restricted cash
Beginning of period	927	622
End of period	$474	$927

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2019¹	2018
(Dollars in millions)
Current assets
Cash and cash equivalents	$465	$921
Short-term investments	—	17
Accounts receivable	1,124	1,099
Inventory, net	169	150
Prepaid expenses	98	103
Income taxes receivable	36	12
Other current assets	29	28
Total current assets	1,921	2,330

Assets held for sale	—	54

Licenses	2,480	2,195

Goodwill	547	509

Other intangible assets, net	239	253

Investments in unconsolidated entities	488	480

Property, plant and equipment, net	3,527	3,346

Operating lease right-of-use assets	972	—

Other assets and deferred charges	607	616

Total assets	$10,781	$9,783

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2019¹	2018
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$10	$21
Accounts payable	374	365
Customer deposits and deferred revenues	189	197
Accrued interest	11	11
Accrued taxes	41	44
Accrued compensation	121	127
Short-term operating lease liabilities	116	—
Other current liabilities	100	114
Total current liabilities	962	879

Liabilities held for sale	—	1

Deferred liabilities and credits
Deferred income tax liability, net	676	640
Long-term operating lease liabilities	931	—
Other deferred liabilities and credits	481	541

Long-term debt, net	2,316	2,418

Noncontrolling interests with redemption features	11	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01 per share	1	1
Capital in excess of par value	2,468	2,432
Treasury shares, at cost	(479)	(519)
Accumulated other comprehensive loss	(9)	(10)
Retained earnings	2,672	2,656
Total TDS shareholders' equity	4,653	4,560

Noncontrolling interests	751	733

Total equity	5,404	5,293

Total liabilities and equity	$10,781	$9,783

[1]
As of January 1, 2019, TDS adopted the new lease accounting standard, ASC 842, using a modified retrospective method. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2019 amounts include the impacts of ASC 842, but 2018 amounts remain as previously reported.

Balance Sheet Highlights
(Unaudited)

	December 31, 2019
	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$285	$21	$159	$—	$465
Affiliated cash investments	—	505	—	(505)	—
	$285	$526	$159	$(505)	$465

Licenses, goodwill and other intangible assets	$2,471	$783	$12	$—	$3,266
Investment in unconsolidated entities	447	4	47	(10)	488
	$2,918	$787	$59	$(10)	$3,754

Property, plant and equipment, net	$2,207	$1,211	$109	$—	$3,527

Long-term debt, net:
Current portion	$8	$1	$1	$—	$10
Non-current portion	1,502	4	810	—	2,316
	$1,510	$5	$811	$—	$2,326

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	2019 vs. 2018	2019	2018	2019 vs. 2018
(Dollars in millions)
Wireline
Operating revenues
Residential	$83	$80	3%	$328	$321	2%
Commercial	40	45	(10)%	168	184	(9)%
Wholesale	47	48	–	186	191	(2)%
Total service revenues	171	173	(1)%	682	697	(2)%
Equipment and product sales	—	—	(30)%	1	2	(26)%
	171	173	(1)%	683	699	(2)%
Operating expenses
Cost of services	68	67	2%	263	266	(1)%
Cost of equipment and products	—	—	(17)%	1	1	(24)%
Selling, general and administrative expenses	50	51	(2)%	199	197	1%
Expenses excluding depreciation, amortization and accretion	119	118	–	463	465	–
Depreciation, amortization and accretion	33	35	(4)%	132	142	(7)%
(Gain) loss on asset disposals, net	—	—	N/M	(8)	(3)	N/M
	153	153	–	587	604	(3)%
Operating income	$18	$20	(7)%	$96	$95	1%

Cable
Operating revenues
Residential	$53	$48	9%	$205	$188	9%
Commercial	11	12	(5)%	43	42	3%
	64	60	7%	247	230	8%
Operating expenses
Cost of services	26	26	3%	105	104	2%
Selling, general and administrative expenses	17	15	15%	62	57	8%
Expenses excluding depreciation, amortization and accretion	44	41	8%	167	161	4%
Depreciation, amortization and accretion	17	17	1%	68	69	(2)%
(Gain) loss on asset disposals, net	—	—	(46)%	1	1	(48)%
	61	58	5%	236	231	2%
Operating income (loss)	$3	$2	42%	$11	$(2)	N/M

Total TDS Telecom operating income	$21	$22	(3)%	$107	$93	15%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
(Dollars in millions)
Cash flows from operating activities (GAAP)	$142	$205	$1,016	$1,017
Less: Cash paid for additions to property, plant and equipment	326	330	957	776
Free cash flow (Non-GAAP)[1]	$(184)	$(125)	$59	$241

[1]
Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

EBITDA, Adjusted EBITDA and Adjusted OIBDA
The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes.

	Three Months Ended December 31,		Year Ended December 31,
TDS[1]	2019	2018	2019	2018
(Dollars in millions)
Net income (GAAP)	$15	$20	$147	$175
Add back or deduct:
Income tax benefit	(1)	(2)	64	46
Income before income taxes (GAAP)	14	18	211	221
Add back:
Interest expense	37	43	165	172
Depreciation, amortization and accretion expense	236	222	932	883
EBITDA (Non-GAAP)	287	283	1,308	1,276
Add back or deduct:
(Gain) loss on asset disposals, net	6	5	12	9
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
(Gain) loss on license sales and exchanges, net	—	—	—	(18)
Adjusted EBITDA (Non-GAAP)	293	288	1,319	1,267
Deduct:
Equity in earnings of unconsolidated entities	39	39	168	160
Interest and dividend income	5	8	29	26
Other, net	(1)	1	—	2
Adjusted OIBDA (Non-GAAP)	$250	$240	$1,122	$1,079

[1]	Includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments.